Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm and Experts” and “Financial Statements” in the Registration Statement (Form N-2 Nos. 333-128066 and 811-08081) of MuniHoldings Fund, Inc. filed with the Securities and Exchange Commission, and to the incorporation by reference therein of our report dated June 10, 2005, with respect to the financial statements of MuniHoldings Fund, Inc., for the fiscal year ended April 30, 2005.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 10, 2005